EXHIBIT (11)


                                                     PricewaterhouseCoopers LLP
                                                     160 Federal Street
                                                     Boston, MA 02110
                                                     Telephone (617) 439-4390

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 8 to the registration statement (No. 33-55024) on Form N-1A (the "Amendment") relating to State Street Research Concentrated International Fund and State Street Research Technology Fund (each a series of State Street Research Growth Trust).



/s/ PricewaterhouseCoopers LLP
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March 17, 2000